Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli
Investor Relations
(918) 595-3027

BOK Financial Reports Annual and Quarterly Earnings for 2016
TULSA, Okla. (Wednesday, January 25, 2017) - BOK Financial Corporation reported net income of $232.7 million or $3.53 per diluted share for the year ended December 31, 2016. Net income for the year ended December 31, 2015 was $288.6 million or $4.21 per diluted share.
Net income for fourth quarter of 2016 totaled $50.0 million or $0.76 per diluted share. Unusual items that impacted fourth quarter earnings included:

•
A $17.0 million decrease in the fair value of mortgage servicing rights, net of economic hedges, which reduced earnings per share (EPS) by $0.18 per share; and a $5.0 million decrease in the net fair value of trading portfolio positions, which reduced EPS by $0.05 per share. Both of these items were a result of the unexpected 85 basis point increase in the 10-year U.S. Treasury interest rate and related interest rates primarily due to the market's reaction to the outcome of the presidential election.

•	Expenses related to the completion of the Mobank acquisition totaled $4.7 million or $0.05 per share.

•	Severance and other expenses related to the fourth quarter staff reductions totaled $5.0 million or $0.05 per share.

Steven G. Bradshaw, president and chief executive officer, noted, “In 2016 we achieved record net interest income and fees and commissions revenue, generated strong loan growth despite a significant reduction in energy loan outstandings, and worked through a protracted commodities downturn with performance near the top of our peer group of energy banks. We also completed the acquisition of MBT Bancshares (Mobank) in Kansas City and are already capitalizing on our opportunities in that important growth market. Finally, we adjusted our mortgage servicing rights hedging strategy to reduce volatility in a rising rate environment going forward. While the impact of changing interest rates, expense items associated with the Mobank acquisition, and other unusual expense items reduced profitability, I am as confident in our business prospects today as I have been in years. We believe we are well-positioned to continue to grow revenues and energize earnings growth in 2017.”

Bradshaw continued, "During the year we repurchased 1,005,169 shares at an average price of $66.45, including 700,000 shares in the fourth quarter at $70.03 per share. We also increased our dividend for the 11th consecutive year and deployed $102 million of capital for the Mobank acquisition. We will continue to deploy capital in a smart and disciplined fashion through a combination of organic growth, acquisitions, dividends, and more limited share buybacks."

Fourth Quarter 2016 Highlights

•
Net interest revenue totaled $194.2 million for the fourth quarter of 2016, up $6.4 million over the third quarter of 2016. Net interest margin was 2.63 percent, compared to 2.64 percent in the third quarter of 2016. Average earning assets increased $107 million over the prior quarter.

•
Fees and commissions revenue totaled $162.0 million for the fourth quarter of 2016. Excluding the impact of the change in interest rates above, fees and commissions revenue decreased $14.3 million compared to the third quarter of 2016. Mortgage banking revenue decreased $10.1 million due primarily to a decrease in outstanding loan commitments related to rising interest rates and normal seasonality. Brokerage and trading revenue decreased $4.6 million primarily due to lower gains from trading of securities and related derivative contracts and decreased volumes of derivative contracts sold to our mortgage banking customers related to changes in interest rates.

•
Operating expense was $265.5 million for the fourth quarter, largely unchanged compared to the prior quarter, excluding the unusual items noted above. Personnel expense decreased $4.6 million and non-personnel expense increased $3.6 million.

•
No provision for credit losses was recorded in the fourth quarter, compared to $10.0 million for the third quarter of 2016. The decrease in the provision for credit losses was due to improving credit metric trends, largely driven by energy price stability. The company had a net recovery of $1.2 million in the fourth quarter of 2016, compared to net charge-offs of $6.1 million in the third quarter.

•
The combined allowance for credit losses totaled $257 million or 1.52 percent of outstanding loans at December 31, 2016, compared to $256 million or 1.56 percent of outstanding loans at September 30, 2016. The December 31, 2016 coverage ratio was unchanged at 1.56 percent, excluding the effect of the Mobank acquisition.

•
Nonperforming assets that are not guaranteed by U.S. government agencies totaled $263 million or 1.56 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at December 31, 2016 and $253 million or 1.55 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at September 30, 2016.

•
Average loans increased $276 million over the previous quarter, including $162 million related to the Mobank acquisition. The remaining increase was primarily due to growth in the personal and commercial loan portfolios. Period-end outstanding loan balances were $17.0 billion at December 31, 2016, an increase of $525 million over September 30, 2016. The Mobank acquisition added $485 million to loans at December 31, 2016. Excluding the impact of the acquisition, personal loans grew by $126 million, partially offset by a $72 million decrease in commercial real estate balances.

•
Average deposits increased $938 million over the previous quarter. Growth in demand deposit and interest-bearing transaction account balances was partially offset by a decrease in time deposits. Period end deposits grew by $1.7 billion over September 30, 2016 to $22.7 billion at December 31, 2016, including the addition of $624 million in Mobank deposits.

•
The common equity Tier 1 capital ratio was 11.27 percent at December 31. In addition, the Company's Tier 1 capital ratio was 11.27 percent, total capital ratio was 12.87 percent and leverage ratio was 8.72 percent. At September 30, 2016, the common equity Tier 1 capital ratio was 11.99 percent, the Tier 1 capital ratio was 11.99 percent, total capital ratio was 13.65 percent and leverage ratio was 9.06 percent. The decrease in capital ratios was primarily due to the purchase of Mobank and share repurchases during the fourth quarter.

•
The company paid a regular quarterly cash dividend of $29 million or $0.44 per common share during the fourth quarter of 2016. On January 31, 2017, the board of directors is expected to approve a quarterly cash dividend of $0.44 per common share payable on or about February 24, 2017 to shareholders of record as of February 10, 2017.

Net Interest Revenue
Net interest revenue was $194.2 million for the fourth quarter of 2016, an increase of $6.4 million over the third quarter of 2016.
Net interest margin was 2.63 percent for the fourth quarter of 2016, compared to 2.64 percent for the third quarter of 2016. The yield on average earning assets was 2.92 percent, a decrease of 1 basis point over the prior quarter. The loan portfolio yield increased 4 basis points to 3.67 percent, excluding the impact of $2.5 million of loan fees recognized in the fourth quarter of 2016. The yield on the available for sale securities portfolio decreased 1 basis point to 2.00 percent. Funding costs were unchanged compared to the prior quarter at 0.44 percent.
Average earning assets increased $107 million during the fourth quarter of 2016, including $244 million related to the Mobank acquisition. Average loan balances increased $276 million primarily due to commercial and personal loan growth and include $162 million related to the Mobank acquisition. Average trading securities balances increased $110 million. This growth was offset by a $101 million decrease in mortgage loans held for sale, a $96 million decrease in available for sale securities and a $56 million decrease in fair value option securities held as an economic hedge of our mortgage servicing rights. Average interest-bearing deposits increased $938 million over the third quarter of 2016, including $206 million related to the Mobank acquisition. The average balance of borrowed funds decreased $238 million.

Fees and Commissions Revenue
Fees and commissions revenue totaled $162.0 million for the fourth quarter of 2016, a $19.2 million decrease compared to the third quarter of 2016.
Mortgage banking revenue totaled $28.4 million for the fourth quarter of 2016, a decrease of $10.1 million compared to the third quarter of 2016 due primarily to a decrease in outstanding loan commitments related to rising interest rates and normal seasonality. Outstanding mortgage loan commitments at December 31 decreased $312 million or 50 percent from September 30. Average primary mortgage interest rates were 38 basis points higher than in the third quarter of 2016. Margins on loans produced through retail delivery channels were unchanged from the previous quarter. Margins on loans produced through the HomeDirect online delivery channel narrowed.
Mortgage loans funded for sale during the fourth quarter decreased $675 million or 36 percent compared to the previous quarter. This decrease was primarily due to the company's strategic decision to exit the correspondent lending channel after careful consideration of continued pressure on margin due to the competitive landscape and increasing regulatory costs. Mortgage loans funded for sale from our retail and HomeDirect online channel were largely unchanged compared to the prior quarter.
Brokerage and trading revenue totaled $28.5 million for the fourth quarter of 2016, a decrease of $9.5 million compared to the previous quarter. Trading revenue decreased $6.3 million, including $5.0 million related to the unexpected increase in interest rates primarily related to the market's reaction to the outcome of the presidential election. Customer hedging revenue and retail brokerage fees also decreased compared to the prior quarter, partially offset by increased loan syndication fees.
Transaction card revenue grew by $588 thousand and fiduciary and asset management revenue increased $462 thousand, partially offset by a $303 thousand decrease in deposit service charges compared to the third quarter.
Operating Expenses
Total operating expenses were $265.5 million for the fourth quarter of 2016, an increase of $7.5 million over the third quarter of 2016. Severance and other expenses related to the fourth quarter staff reductions totaled $5.0 million. Expenses related to the completion of the Mobank acquisition totaled $4.7 million for the fourth quarter and $1.3 million for the third quarter. The third quarter of 2016 included a $5.0 million accrual related to a legal settlement. The discussion following excludes the impact of these items.
Personnel costs decreased $4.6 million compared to the previous quarter. Employee benefits expense decreased $2.7 million primarily due to updated actuarial assumptions. Regular salary expense decreased $2.3 million. Incentive compensation expense increased $382 thousand.
Non-personnel expense increased $8.6 million over the third quarter of 2016. Net losses and operating expenses of repossessed assets were $1.6 million for the fourth quarter, compared to a net gain of $926 thousand in the third quarter. The fourth quarter included a $2.0 million contribution to the BOKF Foundation. Mortgage banking costs increased $1.4 million over the third quarter primarily due to an increase in residential mortgage repurchase accruals. Occupancy and equipment expense increased $1.4 million over the third quarter primarily due to property lease termination costs and software costs.

Loans, Deposits and Capital
Loans
Outstanding loans were $17.0 billion at December 31, 2016, an increase of $525 million over September 30, including $485 million of loans from the Mobank acquisition.
Outstanding commercial loan balances increased $271 million over September 30, 2016. The Mobank acquisition added $289 million of commercial loans, primarily in the service sector. Service sector loan balances grew by $172 million. Healthcare sector loans saw strong growth, up $117 million over the prior quarter. Wholesale/retail sector loan balances decreased $25 million and energy sector loans decreased $23 million compared to September 30, 2016.
Unfunded energy loan commitments grew by $424 million in the fourth quarter to $2.7 billion. All other unfunded commercial loan commitments totaled $4.8 billion at December 31, 2016, an increase of $367 million over September 30, 2016.
Commercial real estate loans increased $15 million over September 30, 2016. The Mobank acquisition added $87 million in commercial real estate loan balances. Loans secured by office buildings increased $46 million, primarily in the Arizona market. Loans secured by industrial facilities grew by $34 million, primarily in the Texas market. Multifamily residential loans increased $29 million primarily in the Kansas City and Texas markets, partially offset by a decrease in the Oklahoma market. Retail sector loans decreased $39 million and other commercial real estate loans decreased $30 million, both primarily in the Oklahoma market. Residential construction and land development loans decreased $24 million, primarily in the Arizona market. Unfunded commercial real estate loan commitments totaled $1.1 billion at December 31, 2016, a $127 million decrease compared to September 30, 2016.
Personal loans were $840 million, an increase of $162 million over the prior quarter primarily due to growth in private bank loans and the addition of $36 million of loans from the Mobank acquisition.
Deposits
Period-end deposits totaled $22.7 billion at December 31, 2016, an increase of $1.7 billion over September 30, 2016, primarily due to normal seasonality and temporary customer activity. The Mobank acquisition added $624 million in deposits. Interest-bearing transaction account balances grew by $1.0 billion, demand deposit balances increased $554 million and time deposits increased $52 million. Among the lines of business, Wealth Management deposits increased $442 million and Commercial Banking deposits increased $389 million, partially offset by a $174 million decrease in Consumer Banking deposits.
Capital
The company's common equity Tier 1 capital ratio was 11.27 percent at December 31, 2016. In addition, the Company's Tier 1 capital ratio was 11.27 percent, total capital ratio was 12.87 percent and leverage ratio was 8.72 percent at December 31, 2016. At September 30, 2016, the Company's common equity Tier 1 capital ratio was 11.99 percent, Tier 1 capital ratio was 11.99 percent, total capital ratio was 13.65 percent and leverage ratio was 9.06 percent. The decrease in all capital ratios was due to deployment of $152 million of capital for the Mobank acquisition and share repurchases.

The company's tangible common equity ratio, a non-GAAP measure, was 8.61 percent at December 31, 2016 and 9.19 percent at September 30, 2016. The tangible common equity ratio is primarily based on total shareholders' equity which includes unrealized gains and losses on available for sale securities. The Company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.
Credit Quality
Nonperforming assets totaled $357 million or 2.09 percent of outstanding loans and repossessed assets at December 31, 2016 compared to $349 million or 2.12 percent of outstanding loans and repossessed assets at September 30, 2016. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $263 million or 1.56 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at December 31, 2016 and $253 million or 1.55 percent at September 30, 2016.
Excluding loans guaranteed by U.S. government agencies, nonaccruing loans totaled $219 million or 1.31 percent of outstanding loans at December 31, 2016 compared to $222 million or 1.36 percent of outstanding loans at September 30, 2016. New nonaccruing loans identified in the fourth quarter totaled $50 million, offset by $37 million in payments received, $14 million in foreclosures and repossessions and $1.7 million in charge-offs. At December 31, 2016, nonaccruing commercial loans totaled $179 million or 1.72 percent of outstanding commercial loans, including $132 million or 5.30 percent of energy loans. Nonaccruing commercial real estate loans totaled $5.5 million or 0.14 percent of outstanding commercial real estate loans.
Potential problem loans, which are defined as performing loans that, based on known information, cause management concern as to the borrowers' ability to continue to perform, decreased to $399 million at December 31, 2016 from $478 million at September 30, 2016. Potential problem energy loans decreased $53 million to $308 million. Potential problem wholesale/retail sector loans decreased $14 million and other commercial and industrial potential problem loans decreased $10 million.
The company had a $1.2 million net recovery in the fourth quarter of 2016, compared to net charge-offs of $6.1 million for the third quarter of 2016. Gross charge-offs totaled $1.7 million for the fourth quarter, compared to $8.1 million for the previous quarter. Recoveries totaled $2.8 million for the fourth quarter of 2016 and $2.0 million for the third quarter of 2016.
After evaluating all credit factors, the company determined that no provision for credit losses was necessary during the fourth quarter of 2016 based on continued improvement in credit metrics compared to the prior quarter. The combined allowance for credit losses totaled $257 million or 1.52 percent of outstanding loans and 117.46 percent of nonaccruing loans, excluding loans guaranteed by U.S. Government agencies, at December 31, 2016. The allowance for loan losses was $246 million and the accrual for off-balance sheet credit losses was $11 million.

Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $8.7 billion at December 31, 2016 and $8.9 billion at September 30, 2016. At December 31, 2016, the available for sale portfolio consisted primarily of $5.5 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $3.0 billion of commercial mortgage-backed securities fully backed by U.S. government agencies.
The available for sale securities portfolio had a net unrealized loss of $15 million at December 31, 2016, compared to a net unrealized gain of $160 million at September 30, 2016. The decrease in the net unrealized gain was primarily due to an increase in interest rates during the fourth quarter. Net unrealized gains on residential mortgage-backed securities issued by U.S. government agencies at September 30, 2016 decreased $113 million during the fourth quarter to a net unrealized loss of $15 million at December 31, 2016. Commercial mortgage-backed securities had a net unrealized loss of $18 million at December 31, 2016, compared to a net unrealized gain of $44 million at September 30, 2016.
The Company also maintains a portfolio of U.S. Treasury securities, residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights. Changes in the fair value of mortgage servicing rights are highly dependent on primary mortgage interest rates offered to borrowers and other factors. Changes in the fair value of securities and interest rate derivatives are highly dependent on secondary mortgage rates, or rates required by investors. Changes in the spread between primary and secondary mortgage rates cannot be effectively hedged and can cause significant earnings volatility.
The fair value of our mortgage servicing rights increased by $40 million due primarily to an increase in residential mortgage interest rates during the fourth quarter of 2016. The fair value of securities and interest rate derivative contracts held as an economic hedge decreased by $57 million. Since mid-year 2016, the company maintained an economic hedge of its MSRs to reduce the impact of a 50 basis point decrease in long-term interest rates within its board-approved risk tolerance levels. This hedge position increased exposure to long-term interest rates. The significant increase in long-term interest rates following the presidential election resulted in a loss on this hedge, partially offset by an increase in the fair value of the MSR.
The fair value of mortgage servicing rights, net of economic hedge, increased by $1.2 million in the third quarter, primarily due to changes in short term interest rates and a decrease in average secondary mortgage rates.

Conference Call and Webcast

The Company will hold a conference call at 9 a.m. Central time on Wednesday, January 25, 2017 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-201-689-8471. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-858-384-5517 and referencing replay PIN number 13652831.

About BOK Financial Corporation
BOK Financial is a $33 billion regional financial services company based in Tulsa, Oklahoma. The Company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, Missouri Bank and Trust Company of Kansas City dba Mobank, BOK Financial Securities, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, BOK Financial Asset Management, Inc. and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the Company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The Company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of December 31, 2016 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in commodity prices, interest rates, interest rate relationships, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99 (b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015
ASSETS
Cash and due from banks	$620,846	$535,916	$573,699
Interest-bearing cash and cash equivalents	1,916,651	2,080,978	2,069,900
Trading securities	337,628	546,615	122,404
Investment securities	546,145	546,457	597,836
Available for sale securities	8,676,829	8,862,283	9,042,733
Fair value option securities	77,046	222,409	444,217
Restricted equity securities	307,240	333,391	273,684
Residential mortgage loans held for sale	301,897	447,592	308,439
Loans:
Commercial	10,390,824	10,120,163	10,252,531
Commercial real estate	3,809,046	3,793,598	3,259,033
Residential mortgage	1,949,832	1,872,793	1,876,893
Personal	839,958	678,232	552,697
Total loans	16,989,660	16,464,786	15,941,154
Allowance for loan losses	(246,159)	(245,103)	(225,524)
Loans, net of allowance	16,743,501	16,219,683	15,715,630
Premises and equipment, net	325,849	318,196	306,490
Receivables	772,952	650,368	163,480
Goodwill	448,899	382,739	385,461
Intangible assets, net	46,931	41,977	43,909
Mortgage servicing rights, net	247,073	203,621	218,605
Real estate and other repossessed assets, net	44,287	31,941	30,731
Derivative contracts, net	689,872	655,078	586,270
Cash surrender value of bank-owned life insurance	308,430	310,211	303,335
Receivable on unsettled securities sales	7,188	19,642	40,193
Other assets	353,017	370,134	249,112
TOTAL ASSETS	$32,772,281	$32,779,231	$31,476,128

LIABILITIES AND EQUITY
Deposits:
Demand	$9,235,720	$8,681,364	$8,296,888
Interest-bearing transaction	10,865,105	9,824,160	9,998,954
Savings	425,470	420,349	386,252
Time	2,221,800	2,169,631	2,406,064
Total deposits	22,748,095	21,095,504	21,088,158
Funds purchased	57,929	109,031	491,192
Repurchase agreements	668,661	504,573	722,444
Other borrowings	4,846,072	6,533,443	4,837,879
Subordinated debentures	144,640	144,631	226,350
Accrued interest, taxes, and expense	146,704	191,276	119,584
Due on unsettled securities purchases	6,508	677	16,897
Derivative contracts, net	664,531	573,987	581,701
Other liabilities	182,784	193,698	124,284
TOTAL LIABILITIES	29,465,924	29,346,820	28,208,489
Shareholders' equity:
Capital, surplus and retained earnings	3,285,821	3,302,584	3,208,969
Accumulated other comprehensive income (loss)	(10,967)	95,727	21,587
TOTAL SHAREHOLDERS' EQUITY	3,274,854	3,398,311	3,230,556
Non-controlling interests	31,503	34,100	37,083
TOTAL EQUITY	3,306,357	3,432,411	3,267,639
TOTAL LIABILITIES AND EQUITY	$32,772,281	$32,779,231	$31,476,128

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015
ASSETS
Interest-bearing cash and cash equivalents	$2,032,785	$2,047,991	$2,022,028	$2,052,840	$1,995,945
Trading securities	476,498	366,545	237,808	188,100	150,402
Investment securities	542,869	552,592	562,391	587,465	602,369
Available for sale securities	8,766,555	8,862,590	8,890,112	8,951,435	8,971,090
Fair value option securities	210,733	266,998	368,434	450,478	435,449
Restricted equity securities	334,114	335,812	319,136	294,529	262,461
Residential mortgage loans held for sale	345,066	445,930	401,114	289,743	310,425
Loans:
Commercial	10,228,095	10,109,692	10,265,782	10,268,793	10,024,756
Commercial real estate	3,749,393	3,789,673	3,550,611	3,364,076	3,186,629
Residential mortgage	1,919,296	1,870,855	1,864,458	1,865,742	1,835,195
Personal	826,804	677,530	582,281	493,382	540,418
Total loans	16,723,588	16,447,750	16,263,132	15,991,993	15,586,998
Allowance for loan losses	(246,977)	(247,901)	(245,448)	(234,116)	(207,156)
Total loans, net	16,476,611	16,199,849	16,017,684	15,757,877	15,379,842
Total earning assets	29,185,231	29,078,307	28,818,707	28,572,467	28,107,983
Cash and due from banks	578,694	511,534	507,085	505,522	514,629
Derivative contracts, net	681,455	766,671	823,584	632,102	657,780
Cash surrender value of bank-owned life insurance	309,532	308,670	306,318	304,141	301,793
Receivable on unsettled securities sales	33,813	259,906	49,568	115,101	62,228
Other assets	2,172,351	1,721,385	1,480,780	1,379,138	1,435,763
TOTAL ASSETS	$32,961,076	$32,646,473	$31,986,042	$31,508,471	$31,080,176

LIABILITIES AND EQUITY
Deposits:
Demand	$9,124,595	$8,497,037	$8,162,134	$8,105,756	$8,312,961
Interest-bearing transaction	9,980,132	9,650,618	9,590,855	9,756,843	9,527,491
Savings	421,654	420,009	417,122	397,479	382,284
Time	2,177,035	2,197,350	2,297,621	2,366,543	2,482,714
Total deposits	21,703,416	20,765,014	20,467,732	20,626,621	20,705,450
Funds purchased	62,004	68,280	70,682	112,211	73,220
Repurchase agreements	560,891	522,822	611,264	662,640	623,921
Other borrowings	6,072,150	6,342,369	6,076,028	5,583,917	4,957,175
Subordinated debentures	144,635	255,890	232,795	226,368	226,332
Derivative contracts, net	682,808	747,187	791,313	544,722	632,699
Due on unsettled securities purchases	77,575	200,574	93,812	158,050	248,811
Other liabilities	321,404	352,671	298,170	268,705	251,953
TOTAL LIABILITIES	29,624,883	29,254,807	28,641,796	28,183,234	27,719,561
Total equity	3,336,193	3,391,666	3,344,246	3,325,237	3,360,615
TOTAL LIABILITIES AND EQUITY	$32,961,076	$32,646,473	$31,986,042	$31,508,471	$31,080,176

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Year Ended
	Dec. 31,		Dec. 31,
	2016	2015	2016	2015

Interest revenue	$215,737	$196,782	$829,117	$766,828
Interest expense	21,539	15,521	81,889	63,474
Net interest revenue	194,198	181,261	747,228	703,354
Provision for credit losses	—	22,500	65,000	34,000
Net interest revenue after provision for credit losses	194,198	158,761	682,228	669,354
Other operating revenue:
Brokerage and trading revenue	28,500	30,255	138,377	129,556
Transaction card revenue	34,521	32,319	135,758	128,621
Fiduciary and asset management revenue	34,535	31,165	135,477	126,153
Deposit service charges and fees	23,365	22,813	92,193	90,431
Mortgage banking revenue	28,414	22,907	133,914	126,002
Other revenue	12,693	14,233	51,029	49,883
Total fees and commissions	162,028	153,692	686,748	650,646
Other gains (losses), net	(1,279)	2,329	4,030	5,702
Gain (loss) on derivatives, net	(35,815)	(732)	(15,685)	430
Loss on fair value option securities, net	(20,922)	(4,127)	(10,555)	(3,684)
Change in fair value of mortgage servicing rights	39,751	7,416	(2,193)	(4,853)
Gain (loss) on available for sale securities, net	(9)	2,132	11,675	12,058
Total other-than-temporary impairment losses	—	(1,662)	—	(2,443)
Portion of loss recognized in other comprehensive income	—	(65)	—	624
Net impairment losses recognized in earnings	—	(1,727)	—	(1,819)
Total other operating revenue	143,754	158,983	674,020	658,480
Other operating expense:
Personnel	141,132	131,104	553,119	515,298
Business promotion	7,344	8,416	26,582	27,851
Charitable contributions to BOKF Foundation	2,000	—	2,000	796
Professional fees and services	16,828	10,357	56,783	40,123
Net occupancy and equipment	21,470	19,356	80,024	76,016
Insurance	8,705	5,415	32,489	20,375
Data processing and communications	33,691	31,248	131,841	122,383
Printing, postage and supplies	3,998	3,108	15,584	13,498
Net losses and operating expenses of repossessed assets	1,627	343	3,359	1,446
Amortization of intangible assets	1,558	1,090	6,862	4,359
Mortgage banking costs	17,348	11,442	61,387	38,813
Other expense	9,846	8,547	47,560	35,233
Total other operating expense	265,547	230,426	1,017,590	896,191

Net income before taxes	72,405	87,318	338,658	431,643
Federal and state income taxes	22,496	26,242	106,377	139,384

Net income	49,909	61,076	232,281	292,259
Net income (loss) attributable to non-controlling interests	(117)	1,475	(387)	3,694
Net income attributable to BOK Financial Corporation shareholders	$50,026	$59,601	$232,668	$288,565

Average shares outstanding:
Basic	64,719,018	66,378,380	65,085,627	67,594,689
Diluted	64,787,728	66,467,729	65,143,898	67,691,658

Net income per share:
Basic	$0.76	$0.89	$3.53	$4.22
Diluted	$0.76	$0.89	$3.53	$4.21

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Capital:
Period-end shareholders' equity	$3,274,854	$3,398,311	$3,368,833	$3,321,555	$3,230,556
Risk weighted assets	$25,152,718	$24,358,385	$24,191,016	$23,707,824	$23,429,899
Risk-based capital ratios[1]:
Common equity tier 1	11.27%	11.99%	11.86%	12.00%	N/A
Tier 1	11.27%	11.99%	11.86%	12.00%	12.13%
Total capital	12.87%	13.65%	13.51%	13.21%	13.30%
Leverage ratio	8.72%	9.06%	9.06%	9.12%	9.25%
Tangible common equity ratio[2]	8.61%	9.19%	9.33%	9.34%	9.02%

Common stock:
Book value per share	$50.12	$51.56	$51.15	$50.21	$49.03
Tangible book value per share	42.53	45.12	44.68	43.73	42.51
Market value per share:
High	$85.00	$70.05	$65.14	$60.16	$74.73
Low	$67.11	$56.36	$51.00	$43.74	$58.25
Cash dividends paid	$28,860	$28,181	$28,241	$28,294	$28,967
Dividend payout ratio	57.69%	37.94%	42.92%	66.47%	48.60%
Shares outstanding, net	65,337,432	65,910,454	65,866,317	66,155,103	65,894,032

Stock buy-back program:
Shares repurchased	700,000	—	305,169	—	1,874,074
Amount	$49,021	$—	$17,771	$—	$119,780
Average price per share	$70.03	$—	$58.23	$—	$63.91

Performance ratios (quarter annualized):
Return on average assets	0.60%	0.91%	0.83%	0.54%	0.76%
Return on average equity	6.03%	8.80%	8.00%	5.21%	7.12%
Net interest margin	2.63%	2.64%	2.63%	2.65%	2.64%
Efficiency ratio	72.93%	68.88%	68.16%	68.84%	67.73%

[1]       Risk-based capital ratios March 31, 2015 and thereafter calculated under revised regulatory capital rules issued July 2013 and effective for the Company January 1, 2015. Previous risk-based capital ratios presented are calculated in accordance with then current regulatory capital rules.

Reconciliation of non-GAAP measures:
[2] Tangible common equity ratio:
Total shareholders' equity	$3,274,854	$3,398,311	$3,368,833	$3,321,555	$3,230,556
Less: Goodwill and intangible assets, net	495,830	424,716	426,111	428,733	429,370
Tangible common equity	$2,779,024	$2,973,595	$2,942,722	$2,892,822	$2,801,186

Total assets	$32,772,281	$32,779,231	$31,970,450	$31,413,945	$31,476,128
Less: Goodwill and intangible assets, net	495,830	424,716	426,111	428,733	429,370
Tangible assets	$32,276,451	$32,354,515	$31,544,339	$30,985,212	$31,046,758

Tangible common equity ratio	8.61%	9.19%	9.33%	9.34%	9.02%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Other data:
Fiduciary assets	$41,781,564	$41,222,162	$39,924,734	$39,113,305	$38,333,638
Tax equivalent adjustment	$4,389	$4,455	$4,372	$4,385	$3,222
Net unrealized gain (loss) on available for sale securities	$(14,899)	$159,533	$195,385	$155,236	$38,109

Mortgage banking:
Mortgage servicing portfolio	$21,997,568	$21,851,536	$21,178,387	$20,294,662	$19,678,226
Mortgage commitments	$318,359	$630,804	$965,631	$902,986	$601,147
Mortgage loans funded for sale	$1,189,975	$1,864,583	$1,818,844	$1,244,015	$1,365,431
Mortgage loan refinances to total fundings	63%	51%	44%	49%	41%
Mortgage loans sold	$1,347,607	$1,873,709	$1,742,582	$1,239,391	$1,424,527

Net realized gains on mortgage loans sold	$21,523	$23,110	$15,865	$8,449	$13,573
Change in net unrealized gain on mortgage loans held for sale	(9,586)	(1,152)	3,221	8,198	(5,615)
Total production revenue	11,937	21,958	19,086	16,647	7,958
Servicing revenue	16,477	16,558	15,798	15,453	14,949
Total mortgage banking revenue	$28,414	$38,516	$34,884	$32,100	$22,907

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$(35,868)	$2,268	$10,766	$7,138	$(732)
Gain (loss) on fair value option securities, net	(20,922)	(3,355)	4,279	9,443	(4,127)
Gain (loss) on economic hedge of mortgage servicing rights	(56,790)	(1,087)	15,045	16,581	(4,859)
Gain (loss) on changes in fair value of mortgage servicing rights	39,751	2,327	(16,283)	(27,988)	7,416
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges	$(17,039)	$1,240	$(1,238)	$(11,407)	$2,557

Net interest revenue on fair value option securities	$114	$861	$1,348	$2,033	$2,137

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015

Interest revenue	$215,737	$209,317	$202,267	$201,796	$196,782
Interest expense	21,539	21,471	19,655	19,224	15,521
Net interest revenue	194,198	187,846	182,612	182,572	181,261
Provision for credit losses	—	10,000	20,000	35,000	22,500
Net interest revenue after provision for credit losses	194,198	177,846	162,612	147,572	158,761
Other operating revenue:
Brokerage and trading revenue	28,500	38,006	39,530	32,341	30,255
Transaction card revenue	34,521	33,933	34,950	32,354	32,319
Fiduciary and asset management revenue	34,535	34,073	34,813	32,056	31,165
Deposit service charges and fees	23,365	23,668	22,618	22,542	22,813
Mortgage banking revenue	28,414	38,516	34,884	32,100	22,907
Other revenue	12,693	13,080	13,352	11,904	14,233
Total fees and commissions	162,028	181,276	180,147	163,297	153,692
Other gains (losses), net	(1,279)	2,442	1,307	1,560	2,329
Gain (loss) on derivatives, net	(35,815)	2,226	10,766	7,138	(732)
Gain (loss) on fair value option securities, net	(20,922)	(3,355)	4,279	9,443	(4,127)
Change in fair value of mortgage servicing rights	39,751	2,327	(16,283)	(27,988)	7,416
Gain on available for sale securities, net	(9)	2,394	5,326	3,964	2,132
Total other-than-temporary impairment losses	—	—	—	—	(1,662)
Portion of loss recognized in (reclassified from) other comprehensive income	—	—	—	—	(65)
Net impairment losses recognized in earnings	—	—	—	—	(1,727)
Total other operating revenue	143,754	187,310	185,542	157,414	158,983
Other operating expense:
Personnel	141,132	139,212	139,213	133,562	131,104
Business promotion	7,344	6,839	6,703	5,696	8,416
Contribution to BOKF Foundation	2,000	—	—	—	—
Professional fees and services	16,828	14,038	14,158	11,759	10,357
Net occupancy and equipment	21,470	20,111	19,677	18,766	19,356
Insurance	8,705	9,390	7,129	7,265	5,415
Data processing and communications	33,691	33,331	32,802	32,017	31,248
Printing, postage and supplies	3,998	3,790	3,889	3,907	3,108
Net losses (gains) and operating expenses of repossessed assets	1,627	(926)	1,588	1,070	343
Amortization of intangible assets	1,558	1,521	2,624	1,159	1,090
Mortgage banking costs	17,348	15,963	15,746	12,330	11,442
Other expense	9,846	14,819	7,856	15,039	8,547
Total other operating expense	265,547	258,088	251,385	242,570	230,426
Net income before taxes	72,405	107,068	96,769	62,416	87,318
Federal and state income taxes	22,496	31,956	30,497	21,428	26,242
Net income	49,909	75,112	66,272	40,988	61,076
Net income (loss) attributable to non-controlling interests	(117)	835	471	(1,576)	1,475
Net income attributable to BOK Financial Corporation shareholders	$50,026	$74,277	$65,801	$42,564	$59,601

Average shares outstanding:
Basic	64,719,018	65,085,392	65,245,887	65,296,541	66,378,380
Diluted	64,787,728	65,157,841	65,302,926	65,331,428	66,467,729
Net income per share:
Basic	$0.76	$1.13	$1.00	$0.64	$0.89
Diluted	$0.76	$1.13	$1.00	$0.64	$0.89

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Commercial:
Services	3,108,990	2,936,599	2,830,864	2,728,891	2,784,276
Energy	$2,497,868	$2,520,804	$2,818,656	$3,029,420	$3,097,328
Healthcare	2,201,916	2,085,046	2,051,146	1,995,425	1,883,380
Wholesale/retail	1,576,818	1,602,030	1,532,957	1,451,846	1,422,064
Manufacturing	514,975	499,486	595,403	600,645	556,729
Other commercial and industrial	490,257	476,198	527,411	482,198	508,754
Total commercial	10,390,824	10,120,163	10,356,437	10,288,425	10,252,531

Commercial real estate:
Multifamily	903,272	873,773	787,200	733,689	751,085
Industrial	871,749	838,021	645,586	564,467	563,169
Office	798,888	752,705	769,112	695,552	637,707
Retail	761,888	801,377	795,419	810,522	796,499
Residential construction and land development	135,533	159,946	157,576	171,949	160,426
Other real estate	337,716	367,776	427,073	394,328	350,147
Total commercial real estate	3,809,046	3,793,598	3,581,966	3,370,507	3,259,033

Residential mortgage:
Permanent mortgage	1,006,820	969,558	969,007	948,405	945,336
Permanent mortgages guaranteed by U.S. government agencies	199,387	190,309	192,732	197,350	196,937
Home equity	743,625	712,926	719,184	723,554	734,620
Total residential mortgage	1,949,832	1,872,793	1,880,923	1,869,309	1,876,893

Personal	839,958	678,232	587,423	494,325	552,697

Total	$16,989,660	$16,464,786	$16,406,749	$16,022,566	$15,941,154

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015

Bank of Oklahoma:
Commercial	$3,370,259	$3,545,924	$3,698,215	$3,656,034	$3,782,687
Commercial real estate	684,381	795,806	781,458	747,689	739,829
Residential mortgage	1,407,197	1,401,166	1,415,766	1,411,409	1,409,114
Personal	303,823	271,420	246,229	204,158	255,387
Total Bank of Oklahoma	5,765,660	6,014,316	6,141,668	6,019,290	6,187,017

Bank of Texas:
Commercial	4,022,455	3,903,218	3,901,632	3,936,809	3,908,425
Commercial real estate	1,415,011	1,400,709	1,311,408	1,211,978	1,204,202
Residential mortgage	233,981	229,345	222,548	217,539	219,126
Personal	306,748	278,167	233,304	210,456	203,496
Total Bank of Texas	5,978,195	5,811,439	5,668,892	5,576,782	5,535,249

Bank of Albuquerque:
Commercial	399,256	398,147	398,427	402,082	375,839
Commercial real estate	284,603	299,785	322,956	323,059	313,422
Residential mortgage	108,058	110,478	114,226	117,655	120,507
Personal	11,483	11,333	10,569	10,823	11,557
Total Bank of Albuquerque	803,400	819,743	846,178	853,619	821,325

Bank of Arkansas:
Commercial	86,577	83,544	81,227	79,808	92,359
Commercial real estate	73,616	72,649	69,235	66,674	69,320
Residential mortgage	7,015	6,936	6,874	7,212	8,169
Personal	6,524	6,757	7,025	918	819
Total Bank of Arkansas	173,732	169,886	164,361	154,612	170,667

Colorado State Bank & Trust:
Commercial	1,018,208	1,013,314	1,076,620	1,030,348	987,076
Commercial real estate	265,264	254,078	237,569	219,078	223,946
Residential mortgage	59,631	59,838	59,425	52,961	53,782
Personal	50,372	42,901	35,064	24,497	23,384
Total Colorado State Bank & Trust	1,393,475	1,370,131	1,408,678	1,326,884	1,288,188

Bank of Arizona:
Commercial	686,253	680,447	670,814	656,527	606,733
Commercial real estate	747,409	726,542	639,112	605,383	507,523
Residential mortgage	36,265	39,206	38,998	40,338	44,047
Personal	52,553	31,205	24,248	18,372	31,060
Total Bank of Arizona	1,522,480	1,477,400	1,373,172	1,320,620	1,189,363

Bank of Kansas City / Mobank:
Commercial	807,816	495,569	529,502	526,817	499,412
Commercial real estate	338,762	244,029	220,228	196,646	200,791
Residential mortgage	97,685	25,824	23,086	22,195	22,148
Personal	108,455	36,449	30,984	25,101	26,994
Total Bank of Kansas City / Mobank	1,352,718	801,871	803,800	770,759	749,345

TOTAL BOK FINANCIAL	$16,989,660	$16,464,786	$16,406,749	$16,022,566	$15,941,154

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Bank of Oklahoma:
Demand	$3,993,170	$4,158,273	$4,020,181	$3,813,128	$4,133,520
Interest-bearing:
Transaction	6,345,536	5,701,983	5,741,302	5,706,067	5,971,819
Savings	241,696	242,959	247,984	246,122	226,733
Time	1,118,355	1,091,464	1,167,271	1,198,022	1,202,274
Total interest-bearing	7,705,587	7,036,406	7,156,557	7,150,211	7,400,826
Total Bank of Oklahoma	11,698,757	11,194,679	11,176,738	10,963,339	11,534,346

Bank of Texas:
Demand	3,137,009	2,734,981	2,677,253	2,571,883	2,627,764
Interest-bearing:
Transaction	2,388,812	2,240,040	2,035,634	2,106,905	2,132,099
Savings	83,101	84,642	83,862	83,263	77,902
Time	535,642	528,380	516,231	530,657	549,740
Total interest-bearing	3,007,555	2,853,062	2,635,727	2,720,825	2,759,741
Total Bank of Texas	6,144,564	5,588,043	5,312,980	5,292,708	5,387,505

Bank of Albuquerque:
Demand	627,979	584,681	530,853	557,200	487,286
Interest-bearing:
Transaction	590,571	555,326	573,690	560,684	563,723
Savings	49,963	54,480	49,200	47,187	43,672
Time	238,408	244,706	250,068	259,630	267,821
Total interest-bearing	878,942	854,512	872,958	867,501	875,216
Total Bank of Albuquerque	1,506,921	1,439,193	1,403,811	1,424,701	1,362,502

Bank of Arkansas:
Demand	26,389	32,203	30,607	31,318	27,252
Interest-bearing:
Transaction	105,232	313,480	278,335	265,803	202,857
Savings	2,192	2,051	1,853	1,929	1,747
Time	16,696	17,534	18,911	21,035	24,983
Total interest-bearing	124,120	333,065	299,099	288,767	229,587
Total Bank of Arkansas	150,509	365,268	329,706	320,085	256,839

Colorado State Bank & Trust:
Demand	576,000	517,063	528,124	413,506	497,318
Interest-bearing:
Transaction	616,679	623,055	625,240	610,077	616,697
Savings	32,866	31,613	31,509	33,108	31,927
Time	242,782	247,667	254,164	271,475	296,224
Total interest-bearing	892,327	902,335	910,913	914,660	944,848
Total Colorado State Bank & Trust	1,468,327	1,419,398	1,439,037	1,328,166	1,442,166

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Bank of Arizona:
Demand	366,755	418,718	396,837	341,828	326,324
Interest-bearing:
Transaction	305,099	303,750	302,297	313,825	358,556
Savings	2,973	2,959	3,198	3,277	2,893
Time	27,765	27,935	28,681	29,053	29,498
Total interest-bearing	335,837	334,644	334,176	346,155	390,947
Total Bank of Arizona	702,592	753,362	731,013	687,983	717,271

Bank of Kansas City / Mobank:
Demand	508,418	235,445	240,754	221,812	197,424
Interest-bearing:
Transaction	513,176	86,526	112,371	146,405	153,203
Savings	12,679	1,645	1,656	1,619	1,378
Time	42,152	11,945	11,735	31,502	35,524
Total interest-bearing	568,007	100,116	125,762	179,526	190,105
Total Bank of Kansas City / Mobank	1,076,425	335,561	366,516	401,338	387,529

TOTAL BOK FINANCIAL	$22,748,095	$21,095,504	$20,759,801	$20,418,320	$21,088,158

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	0.55%	0.51%	0.51%	0.53%	0.29%
Trading securities	1.74%	2.71%	1.89%	2.47%	2.86%
Investment securities:
Taxable	5.39%	5.34%	5.41%	5.53%	5.41%
Tax-exempt	2.33%	2.26%	2.25%	2.22%	1.53%
Total investment securities	3.60%	3.51%	3.52%	3.51%	3.03%
Available for sale securities:
Taxable	1.98%	1.99%	2.01%	2.06%	2.02%
Tax-exempt	5.27%	5.47%	5.06%	4.95%	4.22%
Total available for sale securities	2.00%	2.01%	2.04%	2.08%	2.04%
Fair value option securities	0.99%	1.70%	2.19%	2.38%	2.32%
Restricted equity securities	5.45%	5.37%	4.84%	5.85%	5.95%
Residential mortgage loans held for sale	3.31%	3.28%	3.53%	3.75%	3.85%
Loans	3.67%	3.63%	3.58%	3.57%	3.55%
Allowance for loan losses
Loans, net of allowance	3.72%	3.69%	3.63%	3.63%	3.60%
Total tax-equivalent yield on earning assets	2.92%	2.93%	2.91%	2.92%	2.86%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.16%	0.14%	0.14%	0.14%	0.09%
Savings	0.09%	0.09%	0.10%	0.09%	0.09%
Time	1.12%	1.14%	1.16%	1.21%	1.26%
Total interest-bearing deposits	0.32%	0.32%	0.33%	0.34%	0.32%
Funds purchased	0.28%	0.19%	0.19%	0.27%	0.11%
Repurchase agreements	0.02%	0.04%	0.05%	0.05%	0.04%
Other borrowings	0.61%	0.57%	0.57%	0.56%	0.38%
Subordinated debt	5.51%	3.84%	1.52%	1.26%	1.13%
Total cost of interest-bearing liabilities	0.44%	0.44%	0.41%	0.40%	0.34%
Tax-equivalent net interest revenue spread	2.48%	2.49%	2.50%	2.52%	2.52%
Effect of noninterest-bearing funding sources and other	0.15%	0.15%	0.13%	0.13%	0.12%
Tax-equivalent net interest margin	2.63%	2.64%	2.63%	2.65%	2.64%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Nonperforming assets:
Nonaccruing loans:
Commercial	$178,953	$176,464	$181,989	$174,652	$76,424
Commercial real estate	5,521	7,350	7,780	9,270	9,001
Residential mortgage	46,220	52,452	57,061	57,577	61,240
Personal	290	686	354	331	463
Total nonaccruing loans	230,984	236,952	247,184	241,830	147,128
Accruing renegotiated loans guaranteed by U.S. government agencies	81,370	80,306	78,806	77,597	74,049
Real estate and other repossessed assets:	44,287	31,941	24,054	29,896	30,731
Total nonperforming assets	$356,641	$349,199	$350,044	$349,323	$251,908
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$263,425	$253,461	$251,497	$252,176	$155,959

Nonaccruing loans by loan portfolio sector:
Commercial:
Services	$8,173	$8,477	$9,388	$9,512	$10,290
Energy	$132,499	$142,966	$168,145	$159,553	$61,189
Healthcare	825	855	875	1,023	1,072
Wholesale/retail	11,407	2,453	2,772	3,685	2,919
Manufacturing	4,931	274	293	312	331
Other commercial and industrial	21,118	21,439	516	567	623
Total commercial	178,953	176,464	181,989	174,652	76,424
Commercial real estate:
Multifamily	38	51	65	250	274
Industrial	76	76	76	76	76
Office	426	882	606	629	651
Retail	326	1,249	1,265	1,302	1,319
Residential construction and land development	3,433	3,739	4,261	4,789	4,409
Other commercial real estate	1,222	1,353	1,507	2,224	2,272
Total commercial real estate	5,521	7,350	7,780	9,270	9,001
Residential mortgage:
Permanent mortgage	22,855	25,956	27,228	27,497	28,984
Permanent mortgage guaranteed by U.S. government agencies	11,846	15,432	19,741	19,550	21,900
Home equity	11,519	11,064	10,092	10,530	10,356
Total residential mortgage	46,220	52,452	57,061	57,577	61,240
Personal	290	686	354	331	463
Total nonaccruing loans	$230,984	$236,952	$247,184	$241,830	$147,128

CREDIT QUALITY INDICATORS BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015

Performing loans 90 days past due[1]	$5	$3,839	$2,899	$8,019	$1,207

Gross charge-offs	$(1,651)	$(8,101)	$(8,845)	$(23,991)	$(4,851)
Recoveries	2,813	2,038	1,386	1,519	1,870
Net recoveries (charge-offs)	$1,162	$(6,063)	$(7,459)	$(22,472)	$(2,981)

Provision for credit losses	$—	$10,000	$20,000	$35,000	$22,500

Allowance for loan losses to period end loans	1.45%	1.49%	1.48%	1.46%	1.41%
Combined allowance for credit losses to period end loans	1.52%	1.56%	1.54%	1.50%	1.43%
Nonperforming assets to period end loans and repossessed assets	2.09%	2.12%	2.13%	2.18%	1.58%
Net charge-offs (annualized) to average loans	(0.03)%	0.15%	0.18%	0.56%	0.08%
Allowance for loan losses to nonaccruing loans[1]	112.33%	110.65%	106.95%	104.89%	180.09%
Combined allowance for credit losses to nonaccruing loans[1]	117.46%	115.67%	110.93%	107.87%	181.46%

[1] Excludes residential mortgage loans guaranteed by agencies of the U.S. government.